Execution Version

PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of March 30, 2017 by and among Archrock Partners Operating LLC, a Delaware limited liability company (“Borrower”), Archrock Partners, L.P., a Delaware limited partnership (“APLP”), Archrock Partners Finance Corp., a Delaware corporation (“Archrock Partners Finance”), Archrock Partners Leasing LLC, a Delaware limited liability company (“Archrock Partners Leasing” and together with the Borrower, APLP and Archrock Partners Finance, the “Initial Grantors”) and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Initial Grantors, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
The Initial Grantors, the Administrative Agent, and the financial institutions from time to time party thereto (“Lenders”) are entering into a Credit Agreement dated as of March 30, 2017 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to Borrower under the Credit Agreement and to secure the Secured Obligations that such Grantor has agreed to guarantee pursuant to Article X of the Credit Agreement.
ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Terms Defined in Credit Agreement; Terms Generally. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. Section 1.03 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
1.2    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.3    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement hereto, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Administrative Agent” shall have the meaning set forth in the Preliminary Statement hereto.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Collateral” shall have the meaning set forth in Article II.

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“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to Administrative Agent, between Administrative Agent and any third party (including any bailee, consignee, manufacturer, fabricator, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
“Collection Account” shall have the meaning set forth in Section 7.1(b).
“Commercial Tort Claims” means the commercial tort claims (as defined in Article 9 of the UCC) of the Grantors.
“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a commodity intermediary holding such Grantor’s assets, including funds and commodity contracts, and the Administrative Agent with respect to collection and control of all deposits, commodity contracts and other balances held in a commodity account maintained by any Grantor with such commodity intermediary.
“Commodity Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Compressor Location” means, at any time, any third party location where a Grantor’s Compression Unit is in the possession of a Person that is not a Loan Party pursuant to a customer contract entered into by Grantor and such Person in the ordinary course of business.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.

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“Equipment” shall have the meaning set forth in Article 9 of the UCC; provided that, Equipment shall not include vehicles covered by a certificate of title.
“Event of Default” means an event described in Section 5.1.
“Excluded Assets” means:

(a)	any real property owned or leased by any Grantor;

(b)
any Equity Interests in any non-wholly owned joint venture, if and only to during such time as (i) a pledge of such Equity Interests is prohibited by the constitutional documents of such joint venture, (ii) such Equity Interests are pledged to a third party to secure joint venture obligations or (iii) such Equity Interests cannot be pledged without the consent of one or more third parties;

(c)	any Equity Interest in Subsidiaries that are not Restricted Subsidiaries;

(d)	any margin stock;

(e)
any Equity Interest or group of Equity Interests issued by (x) any Foreign Subsidiary that constitutes a “controlled foreign corporation” (within the meaning of Section 957 of the Code) or (y) a first tier Subsidiary that is disregarded as an entity separate from its owner for U.S. federal income tax purposes, substantially all of the assets of which are Equity Interests of a Foreign Subsidiary described in clause (x), in each case representing more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (ii) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Foreign Subsidiary;

(f)
any property requiring perfection through Control, other than (i) any certificated Equity Interests of Restricted Subsidiaries not otherwise constituting Excluded Assets, (ii) any intercompany Indebtedness owing to any Grantor that is required to be pledged as Collateral pursuant to Section 6.04 of the Credit Agreement and (iii) any Deposit Account, Securities Account or Commodities Account (other than Excluded Accounts);

(g)	any motor vehicles, aircraft and other assets covered by a certificate of title, other than any Compression Unit that is covered by a certificate of title;

(h)	any Commercial Tort Claim below the threshold set forth in Section 4.8;

(i)
any governmental license, state or local franchise, charter or authorization to the extent the creation of a Lien on such assets would, under the express terms of such governmental license, state or local franchise, charter or authorization, result in a breach of the terms of, or constitute a default under, such governmental license, state or local franchise, charter or authorization (other than to the extent any such term (i) has been waived (without any obligation of the Grantors to obtain such waiver) or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), provided, that

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immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(j)
any contract, lease, license, permit or agreement or other property of any Grantor that is subject to a capital lease, a purchase money Lien or other similar arrangement, in each case, permitted under the Loan Documents, to the extent the creation of a Lien on such assets would, under the express terms thereof, (i) result in a breach of the terms thereof or constitute a default thereunder, (ii) require the consent, approval, license or authorization of a third party (other than a Loan Party) which has not been obtained (without any obligation of the Grantors to obtain such consent, approval, license or authorization) or (iii) invalidate such contract, lease, license, permit, agreement, capital lease, purchase money Lien or arrangement or create a right of termination in favor of any third party thereunder (other than a Loan Party), in each case, other than to the extent any such term has been waived by the applicable party (without any obligation of the Grantors to obtain such waiver) or would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law, provided, that immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(k)
any property to the extent the grant of a security interest therein which would violate any Requirement of Law or would require the consent, approval, license or authorization of a Governmental Authority that has not been obtained (without any obligation of the Grantors to obtain such consent, approval, license or authorization), other than to the extent any such term (i) has been waived by the applicable Governmental Authority (without any obligation of the Grantors to obtain such waiver) or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law, provided, that immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(l)
all foreign intellectual property and any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of Lanham Act has been filed and accepted, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application;

(m)
any nonassignable License, which by its terms require the consent of the licensor thereof or another party that has not been obtained (without any obligation of the Grantors to obtain such consent), other than to the extent any such term (i) has been waived by the applicable licensor or other party (without any obligation of the Grantors to obtain such waiver) or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law, provided, that immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”; and

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(n)
any property for which the cost of obtaining or perfecting a security interest therein would exceed the practical benefit afforded to the Secured Parties thereby, as reasonably determined in writing by the Administrative Agent;

provided, that “Excluded Assets” shall not include any right to received proceeds from the sale or other disposition of any Excluded Asset or any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets.
“Excluded Payments” shall have the meaning set forth in Section 4.6(d)(iii).
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Lenders” shall have the meaning set forth in the Preliminary Statement hereto.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
“Lock Boxes” shall have the meaning set forth in Section 7.1(a).
“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
“Permitted Lien” means any Lien permitted pursuant to the Credit Agreement.
“Pledged Collateral” means all Collateral consisting of Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

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“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding such Grantor’s assets, including funds and securities, and the Administrative Agent with respect to collection and control of all deposits, securities and other balances held in a securities account maintained by any Grantor with such securities intermediary.
“Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

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(a)    all Accounts;
(b)    all Chattel Paper;
(c)    all Copyrights, Patents, Trademarks and Licenses;
(d)    all Documents;
(e)    all Equipment;
(f)    all General Intangibles;
(g)    all Goods;
(h)    all Instruments;
(i)    all Inventory;
(j)    all Investment Property;
(k)    all cash or cash equivalents;
(l)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(m)    all Deposit Accounts with any bank or other financial institution;
(n)    all Commodity Accounts;
(o)    all Securities Accounts;
(p)    all Commercial Tort Claims; and
(q)    all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations; provided, that Collateral (and each defined term used in the definition of “Collateral”) shall not include any Excluded Assets; provided, further, that if and when any property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after such date to constitute Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Initial Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the other Secured Parties that:

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3.1    Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by all necessary organizational actions, and if required, actions by equity holders of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Notwithstanding the foregoing, the Administrative Agent acknowledges that creation and enforcement of such security interest in Equity Interests in any Foreign Subsidiary or in any other Collateral (including foreign registrations of Patents, Trademarks and Copyrights) located outside the United States may be subject to the requirements of the jurisdiction in which such Foreign Subsidiary or other Collateral is located. When (a) financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G and (b) if applicable, a short form security agreement has been filed with the United States Patent or Trademark Office or the United States Copyright Office, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Permitted Liens.
3.2    Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Effective Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
3.3    Principal Location. As of the Effective Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.
3.4    Collateral Locations. As of the Effective Date, all of such Grantor’s locations where material Collateral (other than Collateral which is in-transit or out for repair) is located (excluding Compressor Locations) are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (a) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
3.5    Deposit Accounts, Lock Boxes, Commodity Accounts and Securities Accounts. As of the Effective Date, all of such Grantor’s Deposit Accounts, Lock Boxes, Commodity Accounts and Securities Accounts are listed on Exhibit B.
3.6    Exact Names. As of the Effective Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Other than as set forth on Exhibit A, such Grantor has not, during the five years immediately preceding the Effective Date, used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

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3.7    Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper having an individual value in excess of $1,000,000 of such Grantor as of the date hereof.
(a)    To the extent requested by the Administrative Agent all action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item of Chattel Paper listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Chattel Paper listed on Exhibit C, subject only to Permitted Liens.
(b)    Such Grantor shall not cause or permit any Person (other than the Administrative Agent pursuant to this Security Agreement and filing financing statements ) to have “control” (as defined in Section 9-107 of the UCC) of any Letter-of-Credit Right constituting part of the Collateral other than as permitted under the Credit Agreement, provided, however, the parties hereto hereby agree and acknowledge that such Grantor shall not be required to arrange for perfection by “control” pursuant to Section 9-107 of the UCC of the Collateral Agent’s security interest in any Letter-of-Credit Right.
3.8    Accounts and Chattel Paper.
(a)    The names of the obligors, amounts owing and due dates with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.
(b)    With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report (specifically or by exclusion of such Account from the Borrowing Base), all Accounts are Eligible Accounts as of the date of such Collateral Report.
(c)    With respect to its Accounts (except as disclosed specifically or by exclusion of any such Account from the Borrowing Base), (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent (other than any Account that was invoiced in the ordinary course of business during any month for services to be performed during such month, as disclosed to the Administrative Agent in writing upon the Administrative Agent’s reasonable request at the time of delivery of such invoices, statements and Collateral Reports with respect thereto), (ii) no payments have been or shall be made thereon except payments delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.
3.9    Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit, out for repair or located at a Compressor Location) is located at one of such Grantor’s locations set forth on Exhibit A or another location that has been disclosed to the Administrative Agent in writing, (b) no Inventory (other than Inventory in transit, out for repair or located at a Compressor Location) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien whatsoever except for Permitted Liens, (d) except as specifically disclosed on the most recent Collateral Report or by exclusion of such Inventory from the Borrowing Base, such Inventory is Eligible Inventory of good and merchantable quality, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent

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of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in all material respects in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following the occurrence and during the continuance of an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
3.10    Intellectual Property. As of the Effective Date, such Grantor does not have any interest in, or title to, any United States federally registered (or applied for) Patent, Trademark, material License or material Copyright except as set forth in Exhibit D.
3.11    Filing Requirements. As of the Effective Date, none of the Collateral owned by it is of a type for which Liens may be perfected by filing under any federal statute except for Copyrights held by such Grantor and described in Exhibit D.
3.12    No Financing Statements, Security Agreements. As of the Effective Date, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party or (b) with respect to Permitted Liens.
3.13    Pledged Collateral.
(a)    As of the Effective Date, Exhibit E sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor, and such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for any Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, as such Grantor has informed the Administrative Agent, the Administrative Agent’s security interest therein is perfected as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control, and (iv) to such Grantor’s knowledge, all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer.

(b)    In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) as of the Effective Date, no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and

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performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
(c)    Except as set forth in Exhibit E, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (except to the extent subordinated to the Secured Obligations or as permitted under the Credit Agreement) or subject to the terms of an indenture.
ARTICLE IV
COVENANTS
From the date of this Security Agreement and thereafter until the Termination Date, each Initial Grantor agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until the Termination Date, each such additional Grantor agrees that:
4.1    General.
(a)    Collateral Records. Such Grantor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Collateral, and furnish to the Administrative Agent such reports relating to such Collateral as the Administrative Agent shall from time to time request, subject to the limitations set forth in the Credit Agreement.
(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
(c)    Further Assurances. Subject to the limitations set forth in the Credit Agreement, such Grantor will, upon the reasonable request of the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend

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the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it other than Permitted Liens.
(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements with respect to Liens permitted by Section 4.1(c). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(g)    Locations. Such Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed on Exhibit A (as such Exhibit may be supplemented or otherwise modified from time to time) and the Compressor Locations (other than Collateral that is in transit or out for maintenance or repair) or (ii) without providing ten (10) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent agrees to in writing) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.
(h)    Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.
4.2    Receivables.
(a)    Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except (i) in the case of delinquent Accounts (that are not Eligible Accounts) in connection with the compromise, settlement or collection thereof in the ordinary course of business and (ii) other than after the occurrence and during the continuance of an Event of Default, such Grantor may discount, credit, rebate and reduce the amount of Accounts in the ordinary course of business.
(b)    Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(c)    Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its reasonable request, duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent may specify in its Permitted Discretion.
(d)    Electronic Chattel Paper. Such Grantor will, to the extent requested by the Administrative Agent in its Permitted Discretion, take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper having a value in excess of $1,000,000 individually or

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$5,000,000 in the aggregate in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3    Inventory and Equipment.
(a)    Maintenance of Goods. Such Grantor will keep and maintain its Inventory and the Equipment material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.
(b)    Returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.
(c)    Inventory Count; Perpetual Inventory System. In the event Inventory accounts for more than ten percent (10%) of the Borrowing Base, such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory and perpetual Compressor Unit reporting system at all times.
(d)    Equipment. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.
(e)    Titled Compressor Units. Within 60 days of any acquisition of any Compressor Unit covered by a certificate of title, such Grantor will give the Administrative Agent written notice of such acquisition, and promptly thereafter, deliver to the Administrative Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Administrative Agent noted on any such certificate or with the appropriate state office.
(f)    Compressor Locations. Upon the reasonable request by the Administrative Agent, such Grantor will deliver a list of all Compressor Locations at such time.
4.4    Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent promptly upon execution of this Security Agreement (if any then exist) the originals of all (i) certificated Securities constituting Collateral and (ii) any Chattel Paper and Instrument constituting Collateral with a value in excess of $1,000,000 individually or $5,000,000 in the aggregate, (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent) any

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Document with a value in excess of $1,000,000 individually or $5,000,000 in the aggregate evidencing or constituting Collateral, (d) any Chattel Paper constituting Collateral with a value in excess of $1,000,000 individually or $5,000,000 in the aggregate, (e) cause all original Chattel Paper with a value in excess of $1,000,000 individually or $5,000,000 in the aggregate in its possession to be marked with the following legend (or a legend with substantially similar language) indicating the security interest of the Administrative Agent in such Chattel Paper: “This writing and the obligations evidenced or secured thereby are subject to the security interest of JPMorgan Chase Bank, N.A., as administrative agent, for the benefit of the secured parties.” and (f) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit H hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.
4.5    Uncertificated Pledged Collateral. With respect to any Pledged Collateral owned by it comprised of uncertificated securities or otherwise not represented by certificates, such Grantor will (a) cause, or in the case of any issuer that is not a Subsidiary, use commercially reasonable efforts to cause, the issuers of such uncertificated securities (i) to cause the Administrative Agent to have and retain Control over such Pledged Collateral and (ii) to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement and (b) with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.
4.6    Pledged Collateral.
(a)    Changes in Capital Structure of Issuers. Such Grantor will not vote to approve or consent to any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, in each case unless otherwise permitted under the Credit Agreement.
(b)    Issuance of Additional Securities. Such Grantor will not vote to approve or consent to the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or as otherwise permitted under the Credit Agreement.
(c)    Registration of Pledged Collateral. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause any registerable Pledged Collateral owned by a Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.
(d)    Exercise of Rights in Pledged Collateral.
(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not expressly inconsistent with this Security Agreement,

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the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken that could be reasonably expected to materially and adversely affect the rights and remedies of the Administrative Agent in respect of such Pledged Collateral, unless otherwise permitted under the Credit Agreement.
(ii)    Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, upon written notice by the Administrative Agent to such Grantor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
(iii)    Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer, except, in each case, to the extent permitted under the Credit Agreement; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral, except, in each case, to the extent permitted under the Credit Agreement; provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
(iv)    All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(e)    Equity Interests. Each Grantor agrees that it shall not at any time permit any Equity Interest which is included within the Collateral to constitute a Security under Article 8 of the UCC of the applicable jurisdiction and shall not permit the issuer of any such Equity Interest to take any action to have such interest treated as a Security, unless (i) such issuer has “opted-in” to Article 8 of the UCC, (ii) the Grantor has delivered the certificate representing such Equity Interest (together with an instrument of transfer duly executed in blank) within five (5) Business Days (or such longer time period as the Administrative Agent may agree in its sole discretion) following such issuer’s “opting in” to Article 8 of the UCC or such Grantor’s acquisition of such Equity Interest, and (iii) the Grantor shall maintain each such Equity Interest as a Security under Article 8 of the UCC of the applicable jurisdiction.
4.7    Intellectual Property.
(a)    To the extent not considered an Excluded Asset, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the

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assignment to or benefit of the Administrative Agent of any License held by such Grantor and material to such Grantor’s business and to enforce the security interests granted hereunder.
(b)    Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) included in the Collateral which is necessary to such Grantor’s business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.
(c)    As required by Sections 5.01 and 5.02 of the Credit Agreement, such Grantor shall provide written notice of any new application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright of such Grantor relating thereto or represented thereby.
(d)    Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), included in the Collateral, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, in each case, unless such Grantor shall determine, in its reasonable business judgment, that such Patent, Trademark or Copyright is not material to the conduct of any Grantor’s business.
(e)    Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of any Grantor’s business or operations, or unless to do so would be materially disadvantageous from a business perspective (as determined in good faith by the Borrower), promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.
4.8    Commercial Tort Claims. Such Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it where the amount of damages reasonably expected to be claimed exceeds $1,000,000 and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit H hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.
4.9    Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim with a value in excess of $5,000,000 individually or $10,000,000 in the aggregate against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

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4.10    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies; provided, that the foregoing shall not limit the ability of such Grantor to dispute any such right, power or remedy of the Administrative Agent in good faith.
4.11    Insurance.
(a)    All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall, to the extent customary for such type of insurance, name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements (to be provided within ninety (90) days of the Effective Date (or such later date as to which the Administrative Agent may agree)) in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Administrative Agent (or at least ten (10) days prior written notice to the Administrative Agent in the case of cancellation for nonpayment)).
(b)    All premiums on any such insurance shall be paid when due by such Grantor (subject to any applicable grace periods), and the Borrower shall deliver copies of such policies to the Administrative Agent upon its reasonable request. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Loan Parties’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.
4.12    Compressor Locations. For each Compressor Location, such Grantor shall not (a) amend or supplement any gas compression agreement for any Compressor Unit in a manner that materially and adversely affects the rights and security interests of the Administrative Agent hereunder other than amendments or supplements in the ordinary course of business, and (b) with respect to any gas compression agreement entered into by such Grantor after the Effective Date for any Compressor Location, such Grantor shall include the following provision or a substantially similar provision in each such gas compression agreement: “Customer shall provide Archrock Partners Operating LLC with authorized ingress and egress to and from the site necessary to perform the services at all reasonable times.”
4.13    Control Agreements. Such Grantor will provide to the Administrative Agent in accordance with the timeframe set forth in Section 5.15 of the Credit Agreement, a Deposit Account Control Agreement, a Securities Account Control Agreement and a Commodity Account Control Agreement for each Deposit Account, Securities Account and Commodity Account, in each case, other than Excluded Accounts, existing on the Effective Date and for each Deposit Account, Securities Account and Commodity Account opened after the Effective Date, in each case, other than Excluded Accounts, such Grantor will cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or the commodities intermediary that maintains such Commodity Account, as applicable, to enter into a Deposit Account Control Agreement, a Securities Account Control Agreement and a Commodity Account Control Agreement substantially contemporaneously with the opening of such Deposit Account, Securities Account or Commodity Account. Pursuant to such control

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agreements, in form and substance reasonably satisfactory to the Administrative Agent, the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or the commodities intermediary that maintains such Commodity Account, as applicable, will to agree to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Grantor, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account.
4.14    Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office or principal place of business as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten (10) days prior written notice of such change (or such shorter period of time as the Administrative Agent may agree in its sole discretion) and the Administrative Agent shall have acknowledged in writing that either (i) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (ii) such Grantor has agreed in writing to take such reasonable action requested by the Administrative Agent in connection therewith (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided, that, any new location shall be in the continental U.S. Such Grantor shall take any reasonable action requested by the Administrative Agent to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral).
4.15    Additional Grantors. Each Grantor agrees to cause each Subsidiary that is required to become a party to this Security Agreement pursuant to Section 5.14 of the Credit Agreement to become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto. Upon the execution and delivery of Annex I by such Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor under this Security Agreement. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
5.1    Events of Default. The occurrence of any “Event of Default” as defined under the Credit Agreement shall constitute an Event of Default hereunder.
5.2    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:
(i)    those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided, that, this Section 5.2(a) shall not be

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understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;
(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
(iii)    to the extent a Cash Dominion Trigger Period is then in effect, give notice of sole control or any other instruction under any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement and take any action therein with respect to such Collateral;
(iv)    without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
(v)    concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
(b)    The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by Requirements of Law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
(d)    Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

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(e)    Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer agrees or would agree to do so.
5.3    Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of a Default, each Grantor will:
(a)    assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;
(b)    permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and
(c)    at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent, at any time, and from time to time, promptly upon the Administrative Agent’s reasonable request, the following reports with respect to the applicable Grantor: (%4) a reconciliation of all Accounts; (i) an aging of all Accounts; (ii) trial balances; and (iii) a test verification of such Accounts.
5.4    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V during the existence of an Event of Default at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies as a result thereof, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable (until the Termination Date), nonexclusive license solely to the extent such Grantor has the right to do so and solely to the extent the grant thereof does not constitute a breach of any contract, (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, subject to the rights of third parties therein, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or

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printout thereof; provided, that the rights granted to the Administrative Agent under this clause (a) may only be exercised for so long as an Event of Default has occurred and is continuing and (b) irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1    Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral; provided that any such communication referenced in this Section 6.1 shall be in the Administrative Agent’s own name only after the occurrence and during the continuance of an Event of Default.
6.2    Authorization for Administrative Agent to Take Certain Action.
(a)    Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are specifically permitted under Section 4.1(e)), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name

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on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent for any payment made or expense incurred by the Administrative Agent in connection with any of the foregoing as and to the extent such reimbursement is required to be made by the Borrower pursuant to Section 9.03 of the Credit Agreement; provided, that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i), (iii), (iv) and (xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.
6.3    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.
6.4    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO ITS OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OR ITS MATERIAL BREACH OF THIS AGREEMENT AS FINALLY DETERMINED BY A COURT OF COMPETENT

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JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL
PROCEEDS; DEPOSIT ACCOUNTS
7.1    Collection of Receivables.
(a)    Not later than ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Effective Date, each Grantor shall execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than any Excluded Account) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables (other than any of the foregoing which are deposited into the AROC-WF Collateral Account) will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B. After the Effective Date, each Grantor will comply with the terms of Section 7.2.
(b)    Except as expressly permitted under Section 5.13(b) of the Credit Agreement with respect to Account Debtors existing prior to the Effective Date, each Grantor shall direct all of its Account Debtors to forward payments directly to Collateral Deposit Accounts. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall within three Business Days of receipt thereof deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. During a Cash Dominion Trigger Period, all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.
7.2    Covenant Regarding New Deposit Accounts; Lock Boxes. Substantially contemporaneously with (a) opening or replacing any Collateral Deposit Account or other Deposit Account (other than an Excluded Account) or (b) establishing a lock box service (the “Lock Boxes”), each Grantor shall cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account or other Deposit Account (other than an Excluded Account), to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account or such other Deposit Account, or (ii) a Lock Box, to enter into an irrevocable lockbox agreement in the form provided by or otherwise reasonably acceptable to Administrative Agent, which shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”) with the Administrative Agent in order to give Administrative Agent Control of the Lock Box and provide for a daily sweep into a Collateral Deposit Account. In the case of Deposit Accounts or Lock Boxes maintained with a Lender or any Affiliate of a Lender, the terms of such agreement shall be subject to the provisions of the Credit Agreement regarding setoffs.
7.3    Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by the Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that,

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so long as a Cash Dominion Trigger Period is not in effect, collections which are received into the Collection Account shall be deposited into the Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Borrower’s general operating account. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorney’s fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.
7.4    Notwithstanding anything to the contrary herein, in any other Loan Document, or in any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement entered into pursuant to the requirements of the Loan Documents, the Administrative Agent hereby agrees that it will not deliver any “Access Termination Notice” or “Disposition Instructions” or any equivalent notice of exclusive control, or otherwise exercise any equivalent rights, in each case under any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement unless, in any such case, (x) an Event of Default has occurred and is continuing, (y) a Cash Dominion Trigger Period has occurred and is continuing or (z) it is entitled to do so under the terms of any Cash Management Agreement.
ARTICLE VIII
GENERAL PROVISIONS
8.1    Waivers. To the maximum extent permitted by Requirements of Law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Requirements of Law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence, willful misconduct or bad faith of, or material breach of this Agreement by, the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2    Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the

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Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (a) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
8.3    Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

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8.4    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and which obligation such Grantor shall fail to perform or pay within five (5) Business Days (or such longer time period as agreed by the Administrative Agent in its sole discretion) after receiving written notice from the Administrative Agent requesting performance thereof (it being understood that no such request need be given (a) after the occurrence and during the continuance of any Event of Default or (b) if such failure to perform would materially and adversely affect the perfection of any security interest granted under this Security Agreement or would have an adverse effect on the value of the applicable Collateral), and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
8.5    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in 4.4(e), 4.5, 4.12 or 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
8.6    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent and or at the direction of the Required Lenders.
8.7    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations (other than Unliquidated Obligations) have been paid in full (or with respect to Letters of Credit, cash collateralized as required by the Credit Agreement).
8.8    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or

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the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.10    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.
8.11    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.12    Expenses and Reimbursement. Each Grantor agrees that the Administrative Agent shall be entitled to the benefit of the expense reimbursement provisions set forth in the Credit Agreement, subject to the terms and conditions thereof and without duplication of payment.
8.13    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.14    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Termination Date. In addition to the foregoing, in connection with any termination and release pursuant to this Section 8.14, the Administrative Agent, at the written request and expense of the Borrower, will promptly provide the requisite notice under any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement in order to terminate such Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement.
8.15    Entire Agreement. THIS SECURITY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE GRANTORS AND THE ADMINISTRATIVE AGENT RELATING TO THE MATTERS SET FORTH HEREIN AND

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SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE GRANTORS AND THE ADMINISTRATIVE AGENT RELATING TO THE COLLATERAL.
8.16    Choice of Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
8.17    Consent to Jurisdiction. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 8.17. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS RIGHTS TO THE COLLATERAL OR TO ENFORCE ANY JUDGMENT OBTAINED FROM SUCH TEXAS COURT REFERRED TO ABOVE (AND THE GRANTORS MAY RESPOND THERETO).
8.18    Waiver of Jury Trial. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
8.19    Indemnity. Except as limited by Section 9.03 of the Credit Agreement, each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement).

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8.20    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.
ARTICLE IX
NOTICES
9.1    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 9.01 of the Credit Agreement.
9.2    Change in Address for Notices. Each of the Grantors, the Administrative Agent and the other Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE X
THE ADMINISTRATIVE AGENT
JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.
GRANTORS:
ARCHROCK PARTNERS OPERATING LLC
By:    /s/ David S. Miller
Name:    David S. Miller

Title:	Senior Vice President and Chief Financial Officer
ARCHROCK PARTNERS, L.P.
By:    /s/ David S. Miller
Name:    David S. Miller

Title:	Senior Vice President and Chief Financial Officer
ARCHROCK PARTNERS FINANCE CORP.
By:    /s/ David S. Miller
Name:    David S. Miller

Title:	Senior Vice President and Chief Financial Officer
ARCHROCK PARTNERS LEASING LLC
By:    /s/ David S. Miller
Name:    David S. Miller

Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO SECURITY AGREEMENT
(ARCHROCK PARTNERS OPERATING LLC)

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:    /s/ Andrew G. Ray
Name:    Andrews G. Ray
Title:    Authorized Officer

SIGNATURE PAGE TO SECURITY AGREEMENT
(ARCHROCK PARTNERS OPERATING LLC)

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